Exhibit 10.1

SIXTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(Golub Capital BDC Funding LLC)
THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of December 14, 2017 (this “Amendment”), is entered into by and among GOLUB CAPITAL BDC Funding LLC, as the Borrower (the “Borrower”), GOLUB CAPITAL BDC, INC., as the Transferor and the Servicer, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above-named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of December 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Administrative Agent, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian; and
WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1.     Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.     Amendments.
2.1    The definition of “Applicable Spread” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Applicable Spread” means (a) prior to (and excluding) the Fifth Amendment Date, 2.25% per annum and (b) on and after the Fifth Amendment Date, a percentage determined in accordance with the following formula (and solely with respect to such calculation, for the Remittance Period on the Fifth Amendment Date, the first day of such Remittance Period shall be deemed to be the Fifth Amendment Date):

Exhibit 10.1

Applicable Spread = (PFRMML x PercentageMML) + (PFRBSL x PercentageBSL)
Where:
	PFRMML	= 2.15%
	PFRBSL	= 1.75%
	ARFLL	= 65%
	ARFLLOL	= 40%
	PercentageMML	= Average ABMML / Average ABAgg
	Average ABMML	= (Beginning ABMML + Ending ABMML)/2
Beginning ABMML
= (ARFLL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Loans that are not Broadly Syndicated Loan Assets on the first day of the related Remittance Period) + (ARFLLOL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Last Out Loans on the first day of the related Remittance Period)

Ending ABMML
= (ARFLL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Loans that are not Broadly Syndicated Loan Assets on the last day of the related Remittance Period) + (ARFLLOL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Last Out Loans on the last day of the related Remittance Period)

	PercentageBSL	= Average ABBSL / Average ABAgg
	Average ABBSL	= (Beginning ABBSL + Ending ABBSL)/2
	Beginning ABBSL	= ARFLL x aggregate Adjusted Borrowing Value related to Broadly Syndicated Loan Assets on the first day of the related Remittance Period
	Ending ABBSL	= ARFLL x aggregate Adjusted Borrowing Value related to Broadly Syndicated Loan Assets on the last day of the related Remittance Period)
	Average ABAgg	= (Beginning ABAgg + Ending ABAgg)/2
Beginning ABAgg
= (ARFLL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Loans on the first day of the related Remittance Period) + (ARFLLOL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Last Out Loans on the first day of the related Remittance Period)

Ending ABAgg
= (ARFLL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Loans on the last day of the related Remittance Period) + (ARFLLOL x aggregate Adjusted Borrowing Value related to Loan Assets that constitute First Lien Last Out Loans on the last day of the related Remittance Period)

provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be increased by 2.00% per annum. For the avoidance of doubt, any references to Adjusted Borrowing Value above shall exclude any portion included in the Excess Concentration Amount.
2.2    The definition of “Broadly Syndicated Loan Asset” in Section 1.01 of the Agreement shall be amended by adding the following immediately after the phrase “is denominated in United States dollars.”:
Notwithstanding anything herein to the contrary, any Eligible Loan Asset that qualifies as a Broadly Syndicated Loan Asset may be classified as a non-Broadly Syndicated Loan Asset on the Cut-Off Date upon the request of the Servicer and the acceptance by the Administrative Agent (in its sole discretion); provided that, such designation may be reverted back to the designation of a Broadly Syndicated Loan Asset in the sole discretion of the Servicer, any time the BSL Limit has not been exceeded, subject to (a) notice to the Administrative Agent of such reclassification, (b) after giving effect to the reclassification, the BSL Limit shall not be exceeded and (c) the delivery to the Administrative Agent of a Borrowing Base Certificate.

Exhibit 10.1

2.3    The following new definitions shall be added to Section 1.01 of the Agreement as alphabetically appropriate as follows:
“BSL Limit” has the meaning assigned to that term in Schedule III.
“Fifth Amendment Date” means November 22, 2017.
2.4    Section 2.09 of the Agreement shall be amended by adding the following directly after the phrase “as calculated above.”:
Notwithstanding anything in this Agreement to the contrary, for the first sixth months following the Fifth Amendment Date, the Borrower shall only be required to pay a Non-Usage Fee in an amount equal to 0.50% per annum on any Unused Portion.
2.5    Section 11.01(b) of the Agreement shall be amended by adding the following immediately after the phrase “clause (i) of the definition of “Reinvestment Period””:
provided that the Administrative Agent may increase the BSL Limit in its sole discretion.
2.6    Clause 39 of Schedule III to the Agreement shall be amended and restated in its entirety as follows:
39.    After giving effect to such purchase or reclassification, the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio that are Broadly Syndicated Loan Assets shall not exceed 30.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets (the “BSL Limit”); provided that the BSL Limit may be increased in the sole discretion of the Administrative Agent.
2.7    Schedule IV to the Agreement shall be amended by deleting the row containing the phrase “Total Net Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period” in its entirety.
2.8    Clause (e) of Schedule V to the Agreement shall be amended and restated in its entirety as follows:
(e)    Calculation of the Total Net Leverage Ratio for such Loan Asset as of the most recent Relevant Test Period
SECTION 3.     Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 4.    Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)this Amendment has been duly executed and delivered by it;

Exhibit 10.1

(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)there is no Event of Default, Unmatured Event of Default (to the knowledge of the Borrower), or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5.    Conditions to Effectiveness.
The effectiveness of this Amendment is subject to receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of (a) this Amendment and (b) a Borrowing Base Certificate.
SECTION 6. Miscellaneous.
(a)This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery by facsimile or electronic mail of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.
(b)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GOLUB CAPITAL BDC FUNDING LLC
By: Golub Capital BDC, Inc.,
its designated manager

By: /s/ Ross Teune
Name: Ross Teune
Title: Chief Financial Officer

THE TRANSFEROR AND SERVICER:	GOLUB CAPITAL BDC, INC.
By: /s/ Ross Teune
Name: Ross Teune
Title: Chief Financial Officer

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
By: /s/ Philip Dean
Name: Philip Dean
Title: Vice President

[Signatures Continue on the Following Page]

Exhibit 10.1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
By: /s/ Matt Jensen
Name: Matt Jensen
Title: Director

INSTITUTIONAL LENDER AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.
By: /s/ Ben Love
Name: Ben Love
Title: Vice President